UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 12, 2008

Affiliated Computer Services, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12665	51-0310342
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2828 North Haskell Avenue, Dallas, Texas		75204
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(214) 841-6111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On February 12, 2008, the United States District Court, Northern District of Texas, Dallas Division, granted Affiliated Computer Services, Inc.’s (the "Company") Motion for Summary Judgment in the declaratory relief action and entered a judgment that no default has occurred under Section 4.03(a) of the Indenture (as defined below).

The Company had filed this lawsuit because certain holders of our 4.70% Senior Notes due June 1, 2010 and our 5.20% Senior Notes due June 1, 2015 (collectively, the "Senior Notes") sent various notices alleging that the Company was in default of its covenants under the related Indenture dated June 6, 2005 (which, along with any Supplemental Indentures entered into subsequent thereto and in connection therewith, is referred to as the "Indenture") as the result of the Company’s failure to timely file its Annual Report on Form 10-K for the period ending June 30, 2006 by September 13, 2006. Subsequently, those certain holders declared an acceleration of the Senior Notes, as a result of our failure to remedy the purported default set forth in their earlier notices and demanded payment of all amounts owed in respect of the Senior Notes.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Affiliated Computer Services, Inc.

February 12, 2008	By:	Kevin R. Kyser

Name: Kevin R. Kyser
Title: Executive Vice President and Chief Financial Officer